Exhibit 10.1



For Immediate Release
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Contact:          Jake Jundef/Soon Nguyen
                  JMPR, Inc.
                  818/992-4353
                  JJUNDEF@JMPRPUBLICRELATIONS.COM
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                  SNGUYEN@JMPRPUBLICRELATIONS.COM
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      GINSENG FOREST, INC. ENTERS DEFINITIVE AGREEMENT WITH CARROLL SHELBY

        Ginseng Forest, Inc. To Become Carroll Shelby International Inc.
  After The Acquisition Of Carroll Shelby's Licensing And Automobile Companies

LOS ANGELES (June 3, 2003) - Ginseng Forest (NASDAQBB:GSGF) announced today that it has entered into a definitive agreement to acquire Carroll Shelby Licensing Inc., and Shelby Automobiles Inc. Ginseng Forest also announced that it will change it's name to Carroll Shelby International Inc. "We are very fortunate to have such strong global brands as Carroll Shelby and Cobra as well as all other historic Shelby brands," says John Luft, President, Carroll Shelby Licensing Inc. "The combination of these highly respected Shelby brands with the performance car building expertise of Shelby Automobiles Inc. will result in tremendous growth for the only authentic Shelby Cobra manufacturer in the United States". Luft continues, " This merger provides the capital resources needed to expand the Shelby and Cobra brands through licensing and the acquisition of automotive and performance companies."

Under the new parent company, Carroll Shelby International Inc. and Carroll Shelby Licensing Inc. will aggressively pursue new licensing channels for it's historic and famous intellectual properties and hallmark brands such as Cobra, 427 s/c, FIA 289, GT 350 and 500.

"I've spent the past 40 years of my life building some of the world's fastest cars," says designer, manufacturer and racecar legend Carroll Shelby. "Now I'm shifting gears. I'm taking my companies public. This will allow us to continue to grow the business now, and long after I'm gone".

Under the auspices of renowned racer, automobile manufacturer, and entrepreneur Carroll Shelby, Shelby Automobiles Inc. is building the latest in a long line of performance cars. Shelby Automobiles Inc. manufactures the legendary Shelby Cobras, and will be involved in special car manufacturing, design and engineering projects, and plans to further increase production and availability of these historic cars through an expanded dealer network and direct sales under a license agreement with Carroll Shelby Licensing Inc. For more information, call 702/325-4851 or visit the company's web site at www.shelbyautos.com

Carroll Shelby Licensing Inc., founded in 1988, is the exclusive holder of automotive manufacturer and entrepreneur Carroll Shelby's trademarks and vehicle design rights, which include some of the world's most famous muscle cars and high-performance vehicles, including the car that brought home to the U.S. it's

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first and only FIA World Manufacturers Championship in 1965, the famous Shelby
Cobra Daytona Coupe. It also holds trademark rights for Shelby-branded apparel, accessories and collectibles. For additional information about the company or licensing opportunities, call (310) 914-1843, or fax (310) 914-1853 or write to Carroll Shelby Licensing, Inc., 11500 West Olympic Boulevard, Suite 1050, Los Angeles, CA 90064 or visit www.carrollshelby.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.